SECOND AMENDMENT TO

WAREHOUSING CREDIT AND SECURITY AGREEMENT

This Second Amendment to Warehousing Credit and Security Agreement (this “Amendment”), is entered into as of the 30th day of November, 2007, by and between MMA CONSTRUCTION FINANCE, LLC, a Maryland limited liability company (“Company”), MUNICIPAL MORTGAGE & EQUITY, LLC, a Delaware limited liability company (“Guarantor”), and WASHINGTON MUTUAL BANK, a federal association (“Lender”). Capitalized terms used but not defined herein have the meanings assigned to them in that certain Warehousing Credit and Security Agreement (the “Credit Agreement”) dated effective as of May 31, 2006, by and between Company and Lender, as the same has been or may be amended or supplemented from time to time.

Section 1. Recitals. Company, Guarantor, and Lender desire to terminate the Credit Agreement and the Commitment effective as of the date hereof. Therefore, Company, Guarantor and Lender hereby agree as follows, intending to be legally bound.

Section 2. Termination. Notwithstanding anything in the Credit Agreement, the other Loan Documents or otherwise to the contrary, the Credit Agreement and the Commitment are hereby terminated effective immediately.

Section 3. Mutual Release of Claims.

(a) Company and Guarantor, each, hereby RELEASES, RELINQUISHES and forever DISCHARGES Lender and its respective predecessors, successors, assigns, shareholders, principles, parents, subsidiaries, agents, officers, directors, employees, attorneys and representatives (the “Lender Parties”) of and from any and all liabilities, obligations, claims, demands, actions and causes of action of any and every kind or character, whether known or unknown, present or future, which it has, or may have against any of the Lender Parties arising out of or with respect to any and all transactions relating to the Credit Agreement.

(b) Lender hereby RELEASES, RELINQUISHES and forever DISCHARGES Company and Guarantor and their respective predecessors, successors, assigns, shareholders, principles, parents, subsidiaries, agents, officers, directors, employees, attorneys and representatives (the “Borrower Parties”) of and from any and all liabilities, obligations, claims, demands, actions and causes of action of any and every kind or character, whether known or unknown, present or future, which it has, or may have against any of the Borrower Parties arising out of or with respect to any and all transactions relating to the Credit Agreement.

Section 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and, to the extent applicable, by federal law.

[Signature Pages Follow]

EXECUTED this 30th day of November, 2007 to be effective as of the date first written above.

COMPANY:

MMA CONSTRUCTION FINANCE, LLC, a Maryland limited liability company

By: MuniMae Holdings, LLC, its Sole Member

By: Municipal Mortgage & Equity, LLC

By: /s/ Edward Feldkamp
Name: Edward Feldkamp
Title:Vice President and Treasurer

GUARANTOR:

MUNICIPAL MORTGAGE & EQUITY, LLC,

a Delaware limited liability company

By: /s/ Edward Feldkamp
Name: Edward Feldkamp
Title:Vice President and Treasurer

LENDER:

WASHINGTON MUTUAL BANK,

a federal association

By: /s/ John L. Thomas
Name: John L. Thomas
Title: Vice President